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                                                                   EXHIBIT 10.59

                             STOCK OPTION AGREEMENT


  AGREEMENT made as of the 29th day of April, 1998 between BANK PLUS CORPORATION, a Delaware Corporation (the "Company"), and ________________ (the "Optionee"), an employee of the Company or its wholly-owned subsidiary, Fidelity Federal Bank, A Federal Savings Bank ("Fidelity").

                                  WITNESSETH:

  WHEREAS, the Company's stockholders approved the Bank Plus Corporation Stock Option and Equity Incentive Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated herein by
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reference, at the annual meeting of stockholders held on April 30, 1997; and

  WHEREAS, the Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company as provided in Section 3 of the Plan; and

  WHEREAS, the Committee has determined that the Optionee shall be granted the option hereinafter set forth upon the terms and conditions hereinafter contained.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Optionee agree as follows:

  1. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the option (the "Option") to purchase, from time to time, all or a part of ___________ shares (the "Option Shares") of the Company's common stock ($0.01 par value) (the "Common Stock"). The Option shall expire at the close of business on April 28, 2008, unless sooner terminated pursuant to sections 3 or 4 of this Agreement, and shall become exercisable only in the following cumulative installments:

                                         Date Option Becomes
Number of Option Shares                  Exercisable Therefor
-----------------------                  --------------------
                                            April 29, 1999
                                            April 29, 2000
                                            April 29, 2001

provided, however, that the Option shall become immediately exercisable in its entirety upon the occurrence of a "change in control," as defined in the Plan. The Option is exercisable at a purchase price of $14.00 per Option Share.
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  2.  The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

  3. In the event of the termination of the employment of the Optionee for any reason other than Cause, the Optionee may exercise the Option to the extent that the Optionee was entitled to do so on the date of termination, at any time within 90 days following such termination, but not later than the date of expiration of the Option, whichever shall first occur. In the event of the termination of the employment of the Optionee for Cause, the Option shall be canceled as of the effective date of such termination. For purposes of this paragraph "Cause" shall mean the willful and continued failure of the Optionee to substantially perform his duties as an employee of the Company or its subsidiaries; gross misconduct, material dishonesty or fraud by the Optionee in connection with the business of the Company and its subsidiaries; the habitual abuse of any substance (such as narcotics or alcohol) by the Optionee; or the conviction for, or pleading guilty or nolo contendere to, an act constituting a
                                      ---- ----------
felony.

  4. In the event the Optionee dies while employed by the Company or Fidelity, the person or persons to whom the Option is transferred by will or the laws of descent and distribution may exercise the Option, to the extent that the Optionee was entitled to do so on the date of the Optionee's death, at any time within one year from the date of death, but no later than the date of expiration of the Option, whichever shall first occur.

  5. The Option may be exercised only by written notice to the Secretary of the Company at its office at 4565 Colorado Boulevard, Los Angeles, California 90039. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. In no event may the Option be exercised for less than 500 shares unless there are fewer than 500 shares remaining for exercise under the Option. The certificate or certificates of the shares as to which the Option shall have been exercised will be registered only in the Optionee's name. In the event the Option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option.

  6. At the time of exercise of the Option and prior to the delivery of such shares, the Optionee shall pay in cash to the Company the sum of the aggregate option price of all shares purchased pursuant to such exercise of the Option. All payments shall be made by check payable to the order of the Company. In lieu of making payment in cash for the aggregate option price of shares purchased pursuant to the exercise of the Option, the Optionee may, if the Common Stock is actively traded on an established market, make such payment (i) by delivery to the Company of Common Stock owned by the Optionee having a fair market value of at least equal to the aggregate option price or (ii) partly in cash and partly by delivery of Common Stock or (iii) such other method permitted by the Committee so long as such method complies with the applicable provisions of the Internal Revenue Code of 1986 (the "Code") for incentive stock options. The fair market value shall be established in accordance with any reasonable valuation methods determined by the Committee. If the fair market value of the Common Stock so delivered exceeds the aggregate option price (or part thereof), the Company will pay to the Optionee in cash an amount equal to the fair market value of the fractional portion of any share of Common Stock so

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delivered exceeds the aggregate option price (or part thereof), the Company will pay to the Optionee in cash an amount equal to the fair market value of the fractional portion of any share of Common Stock so delivered and not applied by the Company in payment of the option price and a certificate for any whole shares of Common Stock not required to be applied by the Company in payment of the option price. The Optionee shall not have any of the rights and privileges of a stockholder of the Company with respect to the shares deliverable upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to the Optionee.

  7. The Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Optionee agrees that the Optionee will give notice to the Company of any "disposition" (within the meaning of Section 424(c) of the Code) of the shares received upon exercise of the Option which is made within the two-year period beginning on the date of this Agreement or within the one-year period beginning on the date of the transfer of such shares to the Optionee. Such notice shall be given in writing within ten days after such disposition and shall contain a representation by the Optionee of the net amount realized by the Optionee from the disposition, or if no amount is realized, a representation as to the nature of the disposition.

  8. In the event that, prior to the exercise of the Option with respect to all of the shares of Common Stock in respect of which the Option is granted, the number of outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through stock dividend, stock split, reverse stock split, recapitalization or other change affecting the outstanding Common Stock, the remaining number of shares of Common Stock still subject to the Option and the purchase price thereof shall be appropriately adjusted by the Committee.

  9. The Committee shall have authority to interpret the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Optionee and the Optionee's legal representative in respect of any questions arising under the Plan or this Agreement.

  10. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 4565 Colorado Boulevard, Los Angeles, California 90039 and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee's residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.

  11. The Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company and any successors to the Optionee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable by the Optionee.

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  12.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and applicable Federal law.

  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

                                            BANK PLUS CORPORATION


                                            By
                                              ---------------------------
                                              Vice Chairman, President
                                              and Chief Executive Officer


                                              ___________________________
                                                Optionee

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